                                                                      EXHIBIT 11


                              BellSouth Corporation
                        Computation of Earnings Per Share

                                                For the Years Ended December 31,
                                                 1998        1997         1996
                                                 ----        ----         ----
Earnings Per Share - Basic:

Income Before Extraordinary
Losses                                          $ 3,527     $ 3,270      $ 2,863
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                               --          (9)          --
                                                -------     -------      -------
Net Income                                      $ 3,527     $ 3,261      $ 2,863
                                                -------     -------      -------

Weighted average shares
outstanding                                       1,970       1,984        1,987
                                                -------     -------      -------
                                                -------     -------      -------
Earnings Per Common Share Before
Extraordinary Losses                            $  1.79     $  1.65      $  1.44
Extraordinary Loss on Early
Extinguishment of Debt, net of tax                   --          --           --
                                                -------     -------      -------
Earnings Per Share (a)                          $  1.79     $  1.64      $  1.44
                                                -------     -------      -------
                                                -------     -------      -------


     (a) Basic Earnings Per Share amounts for 1997 do not sum due to rounding of the extraordinary loss on early extinguishment of debt of $9.

                                                                      EXHIBIT 11

                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)

                                                For the Years Ended December 31,
                                                 1998        1997         1996
                                                 ----        ----         ----
Earnings Per Share - Diluted:

Income Before Extraordinary
Losses                                          $ 3,527     $ 3,270      $ 2,863
Extraordinary Loss on Early
Extinguishment of Debt, net
of tax                                               --          (9)          --
                                                -------     -------      -------
Net Income                                      $ 3,527     $ 3,261      $ 2,863
                                                -------     -------      -------
                                                -------     -------      -------
Weighted average shares
outstanding                                       1,970       1,984        1,987
Incremental shares from assumed
exercise of stock options and
payment of performance share awards                  14           5            5
                                                -------     -------      -------
Total Shares                                      1,984       1,989        1,992
                                                -------     -------      -------
                                                -------     -------      -------
Earnings Per Common Share Before
Extraordinary Losses                            $  1.78     $  1.64      $  1.44
Extraordinary Loss on Early
Extinguishment of Debt, net of tax                   --          --           --
                                                -------     -------      -------
Earnings Per Share                              $  1.78     $  1.64      $  1.44
                                                -------     -------      -------
                                                -------     -------      -------
